                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

             UNANIMOUS WRITTEN CONSENT AND POWER OF ATTORNEY OF THE
                      MEMBERS OF THE BOARD OF DIRECTORS OF
                          KERZNER INTERNATIONAL LIMITED

         The undersigned, being all of the members of the Board of Directors (the "Board") of Kerzner International Limited (the "Company"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions, with the same force and effect as if such resolutions had been adopted at a meeting of the Board duly called and legally held on the date of this consent for such purpose:

         WHEREAS, the Board desires to establish a deferred compensation plan for the benefit of a select group of management and highly compensated employees of the Company and its subsidiaries;

         NOW THEREFORE, BE IT:

         RESOLVED, that, effective October 1, 2002, the Kerzner International Ltd. Deferred Compensation Plan (the "Plan") is hereby adopted substantially in the form presented to the directors, subject to such changes as the appropriate officer of the Company, in consultation with the Company's counsel, shall adopt which do not materially increase the cost of the Plan to the Company;

         RESOLVED, that the Board hereby approves the adoption of a "rabbi" trust (the "Trust") as the funding vehicle for the Plan and appoints PNC Bank, NA (or such other bank as may be selected by the Committee (defined herein) as the trustee of the Trust, effective October 1, 2002;

         RESOLVED, that the appropriate officers of the Company be, and are hereby, authorized, empowered and directed to execute a trust agreement between the Company and PNC Bank, NA (or such other bank as may be selected by the Committee) to hold the Plan's assets;

         RESOLVED, that the Board hereby establishes, effective October 1, 2002, a committee to administer the Plan (the "Committee") and appoints Omar Palacios, Monica Digilio, Anne Robertson, Henry Eckhardt, Janell Strube and William C. Murtha as members of the Committee until such time as they are removed and their successors are duly appointed;

         RESOLVED, that the Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct;

         FURTHER RESOLVED, that the proper officers of the Company and William
C. Murtha be, and they hereby are, authorized and directed to take such actions and to execute such documents and instruments as they, in their sole judgment, deem necessary or desirable to effectuate the intent of the forgoing resolution, including, without limitation, the filing of a Registration Statement on Form S-8 to effectuate the registration of deferred compensation obligations under the Plan with the Securities and Exchange Commission;

         IN WITNESS WHEREOF, each of the undersigned has authorized the execution of this Unanimous Written Consent of Directors and Power of Attorney as of the date first written above. Each person executing this document, or any copy or counterpart hereof, does hereby appoint William C. Murtha, attorney for him and in his name and on his behalf to sign the Registration Statement on Form S-8, and any amendments thereto, of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the issue and sale of the Company's Deferred Compensation Obligations pursuant to the provisions of the Plan, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as such signatory could do if personally present.

           This Unanimous Written Consent of Directors and Power of Attorney may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.

                                /s/ Solomon Kerzner
                                ----------------------------------------
                                Solomon Kerzner

                                /s/ Peter N. Buckley
                                ----------------------------------------
                                Peter N. Buckley

                                /s/ Howard S. Marks
                                ----------------------------------------
                                Howard S. Marks

                                /s/ Eric B. Siegel
                                ----------------------------------------
                                Eric B. Siegel

                                /s/ Heinrich von Rantzau
                                ----------------------------------------
                                Heinrich von Rantzau